Exhibit 5.1
April 7, 2011
Dollar Financial Corp.
1436 Lancaster Avenue
Berwyn, PA 19312
Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
     Reference is made to our opinion dated December 30, 2009 and included as Exhibit 5.1 to the Registration Statement on Form S-3 (Registration No. 333-164097) filed with the Securities and Exchange Commission (the “Commission”) on December 31, 2009 (the “Shelf Registration Statement”) by Dollar Financial Corp., a Delaware corporation (the “Company”), pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”). We are rendering this supplemental opinion in connection with the prospectus supplement (the “Prospectus Supplement”), dated April 7, 2011, relating to the offering by the Company of up to 6,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and an additional 900,000 shares of Common Stock for which the Company has granted the underwriters in the offering an overallotment option (collectively, the “Shares”).
     We have acted as your counsel in connection with the preparation of the Shelf Registration Statement and the Prospectus Supplement. We are familiar with the proceedings taken by the Board of Directors of the Company and the Financing Committee duly appointed by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we considered necessary to enable us to render this opinion, including but not limited to the Shelf Registration Statement, the prospectus dated January 11, 2010 included in the Shelf Registration Statement, the Prospectus Supplement, the Underwriting Agreement, dated April 7, 2011, by and among the Company, Credit Suisse Securities (USA) LLC, Nomura Securities International, Inc. and each of the other underwriters named on Schedule A thereto, the Company’s Amended and Restated Certificate of Incorporation, as amended, and the Company’s Amended and Restated Bylaws, in effect on the date hereof, certain resolutions of the Board of Directors of the Company and the Financing Committee of the Board of Directors of the Company, corporate records, and instruments, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons,

Dollar Financial Corp.

the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the Shares will be issued against payment of valid consideration under applicable law. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements, representations and certifications of officers and other representatives of the Company and others.
     We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware, including statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws of the State of Delaware, and the federal laws of the United States of America.
     Based upon the foregoing, we are of the opinion that:
     1. The Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as set forth in the Prospectus Supplement, will be validly issued, fully paid and nonassessable.
     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
     We hereby consent to the filing of this opinion as a part of the Shelf Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. Except as otherwise set forth herein, this opinion may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

Very truly yours,
/s/ Pepper Hamilton LLP
Pepper Hamilton LLP